Exhibit (j) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 51 to the Registration Statement (Form N-1A, No. 2-74191) of Federated Government Income Securities, Inc., and to the incorporation by reference of our report, dated April 25, 2011, on Federated Government Income Securities, Inc. included in the Annual Report to Shareholders for the fiscal year ended February 28, 2011.

     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2011